CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-171285 on Form S-8 of our report dated November 6, 2024, relating to the financial statements of Steel Connect, Inc. appearing in this Annual report on Form 10-K for the year ended July 31, 2024.

/s/ DELOITTE & TOUCHE LLP
New York, NY
November 6, 2024